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                                   FORM 8-A



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                          -------------------------



              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934




                            JEFFERIES GROUP, INC.
           -------------------------------------------------------
           (Exact name of registrant as specified in its charter)




                  Delaware                                 #95-2848406
---------------------------------------          -----------------------------
(State of Incorporation or Organization)         (I.R.S. Employer I.D. Number)


                         11100 Santa Monica Boulevard
                         10th Floor
                         Los Angeles, California 90025
            (Address of Principal Executive Offices and Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class          Name of each exchange on which
             to be so registered          each class is to be registered
             -------------------          ------------------------------
         Common Stock $.01 Par Value       New York Stock Exchange, Inc.



Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                               ----------------
                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED


         Common Stock, $.01 Par Value

         The capital stock of Jefferies Group, Inc. (the "Company" or "Registrant") to be registered on the New York Stock Exchange, Inc. (the "Exchange"), is the Registrant's Common Stock with a par value of $.01 per share. Holders of Common Stock are entitled to one vote per share at all meetings of stockholders. Dividends that may be declared on the Common Stock will be paid in an equal amount to the holder of each share. No pre-emptive rights are conferred upon the holders of such stock and there are no liquidation or conversion rights. Nor are there any redemption or sinking fund provisions and there is no liability to further calls or to assessments by the Registrant.

ITEM 2.  EXHIBITS

         1. All exhibits required by instruction II to Item 2 will be supplied to the New York Stock Exchange, Inc.


                                  SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  JEFFRIES GROUP, INC.




                                                  Jerry M. Gluck
                                                  Secretary and General Counsel

Dated:  March 11, 1996